Workstream Inc. Announces Fourth Quarter and Fiscal 2007 Year-End Results

Burlingame, CA, July 25, 2007 - Workstream Inc. (NASDAQ - WSTM), a leading provider of on-demand compensation, performance and talent management solutions, today announced its fourth quarter and fiscal 2007 year-end results for the period ended May 31, 2007. All figures are in U.S. dollars.

Total revenue for the fourth quarter was $7,376,000 compared to $7,844,000 in the prior year’s period, a decrease of $468,000 or 6%. EBITDA loss for the fourth quarter of fiscal 2007 was $(1,322,000), or $(0.03) per share, compared to an EBITDA loss of $(743,000), or $(0.01) per share, in the fourth quarter of fiscal 2006. The Company’s net loss for the quarter ended May 31, 2007 was $(4,036,000), or $(0.08) per share, compared to a net loss of $(2,426,000), or $(0.05) per share, in last year’s comparable quarter.

For the fiscal year 2007, total revenue was $29,309,000 compared to fiscal year 2006 revenue of $28,121,000, an increase of $1,188,000 or 4%. For the year, the Company had EBITDA loss of $(3,645,000) or $(0.07) per share compared to EBITDA loss of $(6,297,000) or $(0.12) per share for fiscal year 2006. The net loss for fiscal year 2007 was $13,758,000 or $(0.27) per share compared to a net loss of $(12,986,000) or $(0.26) per share for fiscal year 2006.

“Commenting on the results, Deepak Gupta, President and Chief Executive Officer said, “We continue to execute on our business plan by making investments in sales and marketing as well as expanding into new revenue opportunities and strategic partnerships, to drive future revenue growth.”

2007 Fiscal Year Highlights:

The following highlights were announced or occurred since Workstream Inc.’s last quarterly earnings statement:

•	Workstream announces launch of new mid-market offering for companies with less than 2,500 employees
•	DRS Technologies goes live with entire Workstream TalentCenter offering
•	Workstream receives significant product order for $850,000 from existing customer
•	Workstream closes significant OEM deal for $2,000,000
•	Workstream expands the depth of it’s executive team with key hires

The following additional highlights occurred during Workstream Inc.’s fiscal 2007 year:

•
Workstream wins important customers such as American Express, ASML, Cardinal Health, and St. Michaels Hospital. Major expansions included The Gap, Kaiser Permente, EDS, Shaw Group, Compass Bank, Liberty Mutual and Chevron

•	Workstream launches new state-of-the-art FusePoint data center in Toronto
•	Workstream launches latest version of the Workstream TalentCenter 6.1

•	6 Figure Jobs receives Weddle’s User’s Choice Award for second consecutive year
•	Workstream named Finalist for Deloitte Fast 50 for Canada for the 5th year in a row
•	Workstream passes SAS 70 Type II certification
•	Workstream secures $15M in debt financing

Management will host a conference call at 5:00 p.m. ET on Wednesday, July 25, 2007. The dial in number to participate in the call is 866-898-9626 for North American participants and 800-8989-6323 for those outside of North America. The instant replay number for the call will be available until August 1, 2007 by calling 800-408-3053 access code 3226547#.

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization, non-cash equity compensation and non-recurring goodwill impairment, if applicable. Following the financial statements attached is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

About Workstream Inc.
Workstream provides on-demand compensation, performance and talent management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With offices across North America, Workstream services customers including Chevron, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Phil Oreste

Workstream Inc.
Tel: 866-953-8800 ext. 888
Email: investorrelations@workstreaminc.com

WORKSTREAM INC.

CONSOLIDATED BALANCE SHEETS

	May 31, 2007	May 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$2,752,601	$4,577,040
Restricted cash	524,497	3,095,348
Short-term investments	65,851	302,197
Accounts receivable, net	3,789,838	3,100,779
Prepaid expenses and other assets	848,359	527,876
Total current assets	7,981,146	11,603,240
Property and equipment, net	2,715,494	1,789,739
Other assets	85,122	87,468
Acquired intangible assets, net	2,602,590	8,067,423
Goodwill	45,276,411	44,721,859

TOTAL ASSETS	$58,660,763	$66,269,729

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,259,010	$2,690,388
Accrued liabilities	2,961,928	2,132,470
Line of credit		2,537,246
Accrued compensation	1,378,444	1,073,239
Notes payable	4,557,395	558,776
Current portion of long-term obligations	639,445	337,517
Deferred revenue	2,699,461	3,360,766
Total current liabilities	14,495,684	12,690,402
Long-term obligations	744,224	288,269
Deferred revenue	234,293	268,727
Total liabilities	15,474,200	13,247,398

Commitments and contingencies		-

STOCKHOLDERS’ EQUITY
Common stock, no par value: 51,531,152 and 50,960,845
shares issued and outstanding, respectively	112,549,178	111,991,328
Additional paid-in capital	10,907,755	7,547,393
Accumulated other comprehensive loss	(867,288)	(871,781)
Accumulated deficit	(79,403,082)	(65,644,609)
Total stockholders’ equity	43,186,563	53,022,331

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,660,763	$66,269,729

WORKSTREAM INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended May 31,		Year ended May 31,
	2007	2006	2007	2006

Enterprise Workforce Services	$4,835,549	$5,366,949	$20,218,844	$20,157,009
Career Networks	2,540,238	2,476,734	9,089,925	7,963,653
Revenues, net	7,375,788	7,843,683	29,308,769	28,120,662
Cost of revenues (exclusive of amortization and depreciation expense noted below)	1,710,093	1,737,514	7,400,632	7,808,115
Gross profit	5,665,695	6,109,169	21,908,137	20,312,547

Operating expenses:
Selling and marketing	1,995,332	2,054,764	7,548,777	6,934,056
General and administrative	4,068,376	3,188,182	14,959,116	14,253,037
Research and development	1,218,799	1,606,190	4,013,158	5,422,309
Amortization and depreciation	1,614,446	1,653,672	6,502,977	6,684,880
Total operating expenses	8,896,953	8,502,808	33,024,028	33,294,282

Operating loss	(3,231,258)	(2,396,639)	(11,115,891)	(12,981,735)

Interest and other income	92,700	45,948	523,531	223,722
Interest and other expense	(873,698)	(51,766)	(3,041,731))	(163,504)
Other income (expense), net	780,998	(5,818)	(2,518,200)	60,218

Loss before income tax	(4,012,256)	(2,402,457)	(13,634,091)	(12,921,517)
Recovery of deferred income taxes		-		-
Current income tax expense	23,756	23,428	124,782	64,774
NET LOSS FOR THE PERIOD	(4,036,012)	$(2,425,885)	$13,758,473)	$(12,986,291)

Weighted average number of common shares outstanding	51,531,152	50,960,845	51,134,281	49,827,925

Basic and diluted net loss per share	$(0.08)	$(0.05)	$(0.27)	$(0.26)

WORKSTREAM INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2007	2006
Cash provided by (used in) operating activities:
Net loss for the year	$(13,758,473)	$(12,986,291)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Amortization and depreciation	6,502,977	6,684,880
Leasehold inducement amortization	(54,236)	(53,835)
Provision for bad debt	85,502	372,696
Non-cash interest on notes payable	2,012,159	-
Non-cash compensation and payments to consultants	967,862	226,326
Change in long-term portion of deferred revenue	(34,434)	191,571
Net change in operating components of working capital:
Accounts receivable	(1,465,023)	906,137
Prepaid expenses and other assets	(182,757)	(13,215)
Accounts payable and accrued liabilities	202,320	661,216
Deferred revenue	(653,535)	(899,111)
Net cash used in operating activities	(6,377,638)	(4,909,626)

Cash provided by (used in) investing activities:
Purchase of property and equipment	(638,549)	(682,702)
Cash paid for business combinations		(500,000)
Decrease in restricted cash	2,716,766	319,856
Sale of short-term investments	16,510	50,293
Net cash provided by (used in) investing activities	2,094,727	(812,553)

Cash provided by (used in) financing activities:
Proceeds from issuance of secured notes payable , net	14,650,000	-
Repayment of secured notes payable	(10,000,000)	-
Repayment of other long-term obligations	(1,013,937)	(1,712,286)
Proceeds from exercise of options and warrants		304,170
Line of credit, net activity	(1,487,351)	(90,863)
Net cash (used in) provided by financing activities	2,148,712	(1,498,979)

Effect of exchange rate changes on cash and cash equivalents	309,760	(13,413)

Net decrease in cash and cash equivalents	(1,824,439)	(7,234,571)
Cash and cash equivalents, beginning of year	4,577,040	11,811,611

Cash and cash equivalents, end of year	$2,752,601	$4,577,040

Non-cash investing and financing activities:
Equipment acquired under capital leases	$1,224,028	$485,677
Issuance of common shares as contingent consideration	557,850
Distribution of restricted stock	73,336

WORKSTREAM INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, DEPRECIATION, AMORTIZATION AND NON-CASH COMPENSATION (EBITDA)

	Three Months ended May 31,		Year ended May 31,
	2007	2006	2007	2006

Net loss, per GAAP	$(4,036,012)	$(2,425,885)	$(13,758,473)	$(12,986,291)
Income tax expense	23,756	23,428	124,382	64,774
Interest and other expense	873,696	51,766	3,041,731	163,504
Interest and other income	(92,700)	(45,948)	(523,531)	(223,722)
Amortization and depreciation	1,614,446	1,653,672	6,502,977	6,684,880
Non-cash compensation	294,351		967,862
EBITDA (loss)	$(1,322,461)	$(742,967)	$(3,645,053)	($6,296,855)

Weighted average number of common shares outstanding	51,531,152	50,960,845	51,134,281	49,827,925

Basic and diluted loss per share, per GAAP	$(0.08)	$(0.05)	$(0.27)	$(0.26)

Basic and diluted EBITDA loss per share	$(0.03)	$(0.01)	$(0.07)	$(0.12)